UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 2, 2004

Calamos Asset Management, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51003	32-0122554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 E. Warrenville Road
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200

Not Applicable

(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
EXHIBIT INDEX
DESCRIPTION OF AMENDED LLC AGREEMENT

Item 1.01.	Entry into a Material Definitive Agreement.

     On November 2, 2004, Calamos Asset Management, Inc. (the “Company”), upon consummation of its initial public offering of 20,000,000 shares of its Class A common stock, applied a portion of the net proceeds from the initial public offering to purchase 3,000,000 newly issued membership units from Calamos Holdings LLC and the remaining net proceeds to purchase from Calamos Family Partners, Inc. an additional 17,000,000 membership units in Calamos Holdings LLC. In connection with its acquisition of these membership units, the Company executed the Second Amended and Restated Limited Liability Company Agreement of Calamos Holdings LLC, effective as of November 2, 2003, by and among Calamos Family Partners, Inc., John P. Calamos and the Company (the “Amended LLC Agreement”) and became the sole Manager of Calamos Holdings LLC.

     The Amended LLC Agreement was executed on terms and conditions substantially as described in the Company’s Registration Statement on Form S-1 (Registration No. 333-117847) (the “Registration Statement”). The description of the Amended LLC Agreement, which appears in the Registration Statement under the heading “Management — Governance Documents — Limited Liability Company Agreement of Calamos Holdings LLC,” is incorporated herein by reference and a copy of such description is included herewith as Exhibit 99.1.

     Calamos Family Partners, Inc. owns all outstanding shares of the Company’s Class B common stock. John P. Calamos, through his control of Calamos Family Partners, Inc., beneficially owns all outstanding shares of the Company’s Class B common stock and, therefore, has approximately 97.1% of the combined voting power of all outstanding shares of the Company’s common stock.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial Statements of Businesses Acquired.

None.

	(b)	Pro Forma Financial Information.

None.

	(c)	Exhibits.

99.1 Description of Amended LLC Agreement.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.

Date: November 8, 2004	By:	/s/ James S. Hamman, Jr.
James S. Hamman, Jr.
Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

99.1	Description of Amended LLC Agreement.